FOR IMMEDIATE RELEASE
                                            Contact: Grant E. Sims
                                                     Chief Executive Officer
                                                     (713) 860-2500

                                                     Ross A. Benavides
                                                     Chief Financial Officer
                                                     (713) 860-2528


                   GENESIS APPOINTS NEW SENIOR MANAGEMENT TEAM

         HOUSTON , August 8, 2006 - Genesis Energy, L.P. (AMEX symbol: GEL) ("Genesis") and Denbury Resources Inc. (NYSE symbol: DNR) ("Denbury") today announced the appointment of three new senior officers for Genesis: Grant E. Sims, former CEO of Leviathan Gas Pipeline Partners, L.P. was appointed as the new Chief Executive Officer of Genesis and a member of the Board of Directors; Joseph A. Blount, Jr., former President and Chief Operating Officer of Unocal Midstream & Trade, was appointed as President and Chief Operating Officer; and Brad N. Graves, former Vice President of Enterprise Products Partners, L.P., was appointed as Executive Vice President of Business Development. As part of their compensation and incentive package, the new executives will be given four year employment agreements and an opportunity to earn a portion of the general partner interest currently owned 100% by Denbury, if they meet certain performance criteria. These seasoned midstream energy executives will be expected to grow the existing asset base of Genesis at which point Denbury would plan to sell and leaseback certain of its existing and planned midstream assets to Genesis.

         Gareth Roberts, Chairman of Board of Genesis and CEO of Denbury said, "We want to thank Mark Gorman, who is resigning to pursue other interests, for his many years of service, his leadership, and his contribution to Genesis. He has been instrumental in turning Genesis around and getting the company on stable footing."

         "We believe it is time to build on this solid foundation and take Genesis to the next level. We are excited to be able to enlist the services of such a quality and experienced management team and expect these gentlemen to provide the impetus for future growth and increased value for all unitholders. We are excited about what the future holds for Genesis."

         Genesis Energy, L.P. (www.genesiscrudeoil.com) operates crude oil common carrier pipelines and is an independent gatherer and marketer of crude oil in North America, with operations concentrated in Texas, Louisiana, Alabama, Florida, and Mississippi. Genesis Energy, L.P. also operates an industrial gases business.

         Denbury Resources Inc. (www.denbury.com) is a growing independent oil and gas company. Denbury is the largest oil and natural gas operator in Mississippi, owns the largest reserves of CO2 used for tertiary oil recovery east of the Mississippi River, and holds key operating acreage in the onshore Louisiana and Texas Barnett Shale areas. Denbury increases the value of acquired properties in its core areas through a combination of exploitation drilling and proven engineering extraction practices.

         This press release, other than historical financial information, contains forward looking statements that involve risks and uncertainties including expected growth and value potential, and other risks and uncertainties detailed in Genesis's filings with the Securities and Exchange Commission, including most recent reports on Form 10-K and Form 10-Q. These risks and uncertainties are incorporated by this reference as though fully set forth herein. These statements are based on operating assumptions that management believes are reasonable based on currently available information; however, management's assumptions and Genesis' future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Actual results may vary materially.

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